Exhibit 99.1

Bionik Laboratories Corp. Launches New Commercial
Generation InMotion Arm Robotic System to Improve
Rehabilitation for Stroke Survivors

Company has already placed the improved robotic systems in rehabilitation hospitals including in Overland Park, Kansas and Pomona, New Jersey; also signed manufacturing agreement to improve production capacity

TORONTO and BOSTON, February 5, 2018 — Bionik Laboratories Corp. (OTCQB:BNKL) (“Bionik” or the "Company"), a robotics company focused on providing rehabilitation and assistive technology solutions to individuals with neurological and mobility impairments from hospital to home, today announced the launch of its improved InMotion Arm interactive robotic system for clinical rehabilitation of stroke survivors and those with mobility impairments due to neurological conditions.

The improved new generation InMotion Arm will provide the same innovative active-assisted robotic therapy, but with a new industrial design that is modern, smaller and sleeker. The software interface has been completely redesigned to allow greater ease of use and therefore reduced training requirements for clinical staff.

“The overall design is very different from before and allows us to be more user friendly for the hospital staff and the patient. It’s now a much more modern, smaller, sleeker robot which is important because hospital space is not large. We need to be able to fit our machines in tighter spaces and easier to move if needed” said Michal Prywata, co-founder, chief technology officer and director of Bionik Laboratories. “The interface is also much simpler to use. We wanted it to feel like downloading a new app. Just a few screens of quick instruction, and then the rest is self-explanatory. We wanted to ensure our robots are easy to learn and use, and we believe we’ve accomplished that in this update.”

The Company has already sold and placed units of its new generation InMotion Arm system with rehabilitation hospitals including Saint Luke’s South Hospital in Overland Park, Kansas and Bacharach Institute for Rehabilitation in Pomona, New Jersey.

“Bionik’s InMotion Arm interactive robotic systems enable us to enhance our treatment programs for those suffering from stroke or other neurological injury. They are easy to use for our rehab specialists, and provide an unmatched therapy experience for our patients,” said Reagan Simpson, Vice President of Rehabilitation Services, Saint Luke’s South Hospital. “We are proud to offer this innovative therapy model to our patients here in the Greater Kansas City area and look forward to a long partnership with Bionik Laboratories as we help people to rebuild strength and mobility in their recovery process.”

The Company has also entered into agreement with Cogmedix Inc., a wholly owned subsidiary of Coghlin Companies, Inc., a world class medical device development and manufacturing company out of Worcester, MA for the production of its new InMotion Arm systems. The initial agreement is for turnkey, compliant manufacturing, with the possibility for increased volume as the Company continues to receive positive feedback on the technology.

“We have built a pipeline of prospective business based off interest in the new generation InMotion Arm over the last several months and are actively engaging in those conversations, as well as others, now that the robots are commercially available for sale and the first units have been delivered to customers,” said Dr. Eric Dusseux, CEO, Bionik Laboratories. “We believe partnering with the experts at Cogmedix will allow us to better manage manufacturing costs and allow us to produce our technologies at scale as we continue conversations globally with leading rehabilitation facilities and medical clinics that are seeking innovative technologies to improve the patient rehabilitation process.”

Cogmedix is registered with FDA and compliant to the FDA Quality Systems Regulation (21 CFR 820), and is ISO 13485:2016 certified, making them a key partner as Bionik Laboratories seeks to expand penetration of their products across the globe.

“We are very pleased to have been selected by Bionik Laboratories as the manufacturing partner for their innovative InMotion Arm robotics systems, and to help provide therapeutic solutions to stroke patients seeking to regain mobility around the world,” said Matt Giza, Executive Vice President and General Manager of Cogmedix. “Our turnkey manufacturing services allow us to provide high quality, compliant, and cost-effective solutions to our customers, and we look forward to a successful long term partnership with Bionik Laboratories.”

The original InMotion Arm is used daily in more than 20 countries to help stroke survivors and those with other neurological conditions to regain arm movement by training shoulder protraction/retraction, flexion/extension, abduction/adduction, internal/external rotation, and elbow flexion/extension. The new generation InMotion Arm Therapy remains the same, developed according to the principles of motor learning and neuro-plasticity. InMotion Arm therapy guides the patient through specific tasks, aiming to improve motor control of the arm by increasing strength, range of motion, and coordination, and assisting with the provision of efficient, effective, intensive sensorimotor therapy.

To learn more about the improved InMotion Arm, please visit our website.

About Bionik Laboratories

Bionik Laboratories (OTCQB:BNKL) is a robotics company focused on providing rehabilitation and mobility solutions to individuals with neurological and mobility impairments from hospital to home. The Company has a portfolio of products focused on upper and lower extremity rehabilitation for stroke and other mobility-impaired patients, including three products on the market and four products in varying stages of development.

For more information, please visit www.bioniklabs.com and connect with us on Twitter, LinkedIn, and Facebook.

Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “should,” “would,” “will,” “could,” “scheduled,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “seek,” or “project” or the negative of these words or other variations on these words or comparable terminology. Forward-looking statements may include, without limitation, statements regarding (i) the plans and objectives of management for future operations, including plans or objectives relating to the design, development and commercialization of human exoskeletons and other robotic rehabilitation products, (ii) a projection of income (including income/loss), earnings (including earnings/loss) per share, capital expenditures, dividends, capital structure or other financial items, (iii) the Company's future financial performance and success in raising capital, (iv) the market and projected market for our existing and planned products and (v) the assumptions underlying or relating to any statement described in points (i), (ii), (iii) or (iv) above. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances, and may not be realized because they are based upon the Company's current projections, plans, objectives, beliefs, expectations, estimates and assumptions, and are subject to a number of risks and uncertainties and other influences, many of which the Company has no control. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, the Company's inability to obtain additional financing, the significant length of time and resources associated with the development of our products and related insufficient cash flows and resulting illiquidity, the Company's inability to expand the Company's business, significant government regulation of medical devices and the healthcare industry, lack of product diversification, volatility in the price of the Company's raw materials, and the Company's failure to implement the Company's business plans or strategies. These and other factors are identified and described in more detail in the Company's filings with the SEC. The Company does not undertake to update these forward-looking statements.

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